                      EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the "Agreement") is made and executed this 25th day of March,1999, by and between SETECH, Inc., a Delaware corporation (the "Company") and Steven C.Tudor, an individual and resident of Brentwood, Tennessee ("Executive").

IN CONSIDERATION of the mutual undertakings of the parties set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

       1. Employment. The Company hereby employs Executive, and Executive hereby accepts employment with the Company, on the terms and conditions hereinafter set forth.

       2. Term. The initial term of this Agreement shall commence and shall be effective as of March 25, 1999 (the "Effective Date") and shall extend from that date for a period of five years, unless earlier terminated as provided in this Agreement (the "Initial Employment Term"). The Initial Employment Term shall automatically be extended for successive one year periods (the Initial Employment Term and all extensions thereafter shall sometimes hereinafter be referred to as the "Employment Term") unless on or before a date that is 90 days prior to the expiration of the Employment Term either the Company or Executive shall have given written notice to the other of its or his intention not to further extend the Employment Term, in which case in this Agreement shall expire and terminate at the end of the initial or extended Employment Term.

       3. Nature of Duties and Responsibilities. During the Employment Term, Executive shall be employed by the Company as its Chief Operating Officer and shall have such duties, powers and authority as generally inure to those offices. Executive shall have the principal authority and responsibility for managing the day-to-day business and affairs of the Company. Executive shall report to and take direction from the Chief Executive Officer of the Company and its Board of Directors.

       4. Extent of Services. Executive shall devote his full time, attention, skills and energies during the Employment Term to the business of the Company. During the Employment Term, Executive shall not be engaged in any other business activity that conflicts with or detracts from his duty to the Company or with the business of the Company, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Notwithstanding the foregoing, Executive may, at his option, devote reasonable time and attention to civic, charitable or social organizations as he deems appropriate. Furthermore, Executive may provide consulting services not in excess of 10 hours per calendar year to MSC Direct Industrial Company, Inc., through April 30, 2002, so long as such does not conflict with the remaining material terms of this agreement.

       5. Location--Travel. The permanent place of employment of Executive shall be the corporate headquarters of the Company located in the greater Nashville, Tennessee area. Executive shall not be required to relocate his place of employment at any time during the Employment Term without his prior consent, which consent may be withheld by Executive for any reason he deems appropriate. Executive will be required to conduct extensive domestic and international travel in the course of the performance of his duties on behalf of the Company. All travel arrangements shall be either provided by or arranged through the Company. Domestic air travel shall be via coach class on the best fare basis available; international air travel shall be via business class. Executive may upgrade to First Class at his sole cost and expense. All travel related awards (i.e. "frequent flyer" or similar award programs) shall be the sole property of the Executive. Hotel accommodations shall be business class or the equivalent. All out-of-pocket travel expenditures shall be promptly reimbursed to the Executive in conformity with the Company's standard policy for reimbursements to officers upon submission of vouchers prepared in accordance with applicable regulations of the Internal Revenue Service

       6.    Compensation.

      (a) For all services rendered by Executive under this Agreement, the Company shall compensate Executive at the annual base rate of Two Hundred Sixty Two Thousand Dollars ($262,000.00) ("Executive's Base Salary").

      (b) Executive's Base Salary may be adjusted upward for each year of the Employment Term after the first year by an amount determined by the Company's Board of Directors in its sole discretion. Executive is not entitled to any guaranteed annual increase in Executive's Base Salary.

      (c) During the Employment Term, Executive shall be eligible for and shall participate in any bonus program, plan or arrangement (whether formal or informal) generally adopted or made available by the Company with respect to its officers or senior management personnel, and the participation by Executive in any such program, plan or arrangement shall be upon terms and conditions (including without limitation the computation of amounts) substantially similar to those applicable to any other participant in such programs, plan or arrangement; provided, that the Company may specify or require performance criteria unique to Executive. Nothing in this Section 6(c) shall be construed so as to require the Company to adopt any bonus program, plan or arrangement.

      (d) The Company shall continue to pay Executive his compensation during any period of physical or mental incapacity or disability, but shall not be obligated to pay Executive any compensation for any continuous period of physical or mental incapacity or disability after the 180th day of such period.

      (e) During the Employment Term, the Company shall pay the reasonable expenses incurred by Executive (based on business development objectives and within limits that may be established by the Company's Board of Directors) in the performance of his duties under this Agreement (or shall reimburse Executive on account of such expenses paid directly by Executive) promptly upon the submission to the Company by Executive of appropriate vouchers prepared in accordance with applicable regulations of the Internal Revenue Service

       7.    Company Loan

      (a) To induce Executive to accept employment with the Company and to enter into this Agreement, the Company shall, on the Effective Date, make a loan to Executive in the principal amount of $460,000.00 (the "Loan"). The indebtedness of Executive to the Company shall be evidenced by the Promissory Note attached hereto as Exhibit A (the "Note"), which Loan shall be secured by a security interest evidenced by a Security Agreement in the form attached hereto as Exhibit B and as described in Section 9 hereof, and the execution and delivery of the Note, Security Agreement and the Assignment (as defined in Section 8(b)) by Executive is a condition precedent to the obligation of the Company to make the Loan. The Loan shall be repaid by Executive as provided in the Note and as further provided in this Agreement.

       (b) Provided that Executive is employed by the Company and this Agreement remains in effect on each such date, the Company shall, on each of the first through sixtieth months from the Effective Date, forgive and release Executive from the obligation to pay to the Company the installment of principal and all accrued interest due to the Company on such date under the terms of the Note. It is the intention of the Company that, in the event Executive remains continuously employed by the Company during the Initial Employment Term, Executive will have no obligation to the Company to repay any part of the Loan.

       (c) In the event that the employment of Executive is terminated by the Company without cause as provided in Section 14(b) or in the event of termination for disability as provided in Section 14(d), the entire indebtedness of Executive to the Company in connection with the Loan shall automatically be released and discharged as of the effective date of termination and Executive shall thereafter have no further liability or obligation under the terms of the Note.

       (d) The Company and the Executive recognize that the forgiveness of indebtedness provided in Sections 7(b) and 7(C) will constitute ordinary income taxable to Executive, and Executive shall be responsible for the payment of all taxes associated therewith.

        (e) In the event that: (i) Executive voluntarily resigns prior to the expiration of the Initial Employment Term as provided in Section 14(e);
(ii) the employment of Executive is terminated by the Company for cause as provided in Section 14(a); (iii) Executive dies; or (iv) Executive is terminated pursuant to Section 14(d), all outstanding indebtedness of Executive to the Company under the terms of the Note shall be accelerated and shall immediately become due and payable in full.

       8.    Life Insurance

             (a) Until the expiration or termination of the Initial Employment Term the Company shall purchase and maintain one or more life insurance policies on the life of Executive in an aggregate face amount of $500,000.00. The insurance policies shall be put in force on or before the Effective Date. The Company shall be the sole owner of all such policies. The premium cost of such policies paid by the Company shall be regarded for tax purposes as a benefit of employment to Executive. Executive may from time to time designate the death beneficiary or beneficiaries of the policies, and at the conclusion of the Initial Employment Term, the Company shall assign its ownership as directed by Executive. The obligations of the Company under this
Section 8(a) shall be limited to the timely payment of all premium payments required of it and the payment by the insurers of the death benefits contemplated hereunder shall be at all times be subject to the terms, conditions, restrictions and limitations set forth in each insurance policy purchased by the Company or as otherwise provided by the Employee Retirement Income Security Act of 1976 or similar law.

            (b) On or before the Effective Date, Executive and his beneficiaries shall execute one or more assignments of life insurance proceeds (collectively, the "Assignment"), in form and substance satisfactory to the Company, to secure the obligations of Executive to repay the Loan as provided under the terms of the Note and this Agreement.

       9. Security For Loan. The Loan shall be fully secured by the Assignment and by the Security Agreement, which shall grant a security interest to the Company on all of the Options and Stock described in Section 11(b) hereof, and all provisions of the perfection of the security interest must be satisfactory in all respects to the Company and its counsel.

      10. Vacation. Executive shall be entitled to four weeks of paid vacation during each year of the Employment Term. Vacation not used during any year of the Employment Term may not be carried forward to a subsequent year.

      11.    Stock Options.

            (a) On the Effective Date, but subject to the prior compliance by Executive with the provisions of Section 11(b), Executive shall be granted an option to purchase 135,000 shares of $.01 par value voting common stock (the "Stock") of the Company (the "Option") pursuant to the terms, conditions and restrictions of the Company's Incentive Stock Option Plan, a copy of which has been provided to Executive prior to the execution of this Agreement. The Option shall be further subject to the terms and conditions of a separate Option Agreement between the Company and Executive, effective as of the Effective Date, and such Option Agreement shall contain the terms and conditions set forth in Exhibit C hereto.

            (b) On or before the Effective Date, Executive shall execute and deliver to the Company the Security Agreement hereinabove described, under the terms of which Executive shall pledge and grant to the Company a security interest in the Option and all shares of the Company's stock acquired pursuant to the exercise of the Option to secure the obligations of Executive to repay the Loan as provided under the terms of the Note and this Agreement.

            (c)    After the first annual anniversary of the Effective
Date, but not before, Executive shall become eligible to participate in each stock option or stock award plan or program then or thereafter maintained by the Company, and Executive shall thereafter participate in each such plan or program to the extent, and upon such terms and conditions, as are generally applicable to other key management personnel of the Company.

         12. Other Benefits. In addition to the benefits described herein, Executive shall be entitled to and eligible for group medical and disability insurance coverage and any other fringe benefits that may from time to time be available to other salaried employees and senior executives of the Company. Executive may participate in any pension, profit sharing or other employee benefit plan of the Company or in which the Company participates. Any and all such benefits provided in this Section 12 shall terminate on the expiration or earlier termination of this Agreement, except as otherwise required by law or provided in this Agreement.

         13. Tax Withholding. With respect to all forms of compensation and benefits to be provided by the Company to Executive under the terms of this Agreement, the Company shall be entitled to deduct and withhold from Executive all income, employment, payroll and other taxes and similar amounts required by applicable law, rule or regulation of any appropriate governmental authority.

         14.   Termination.

              (a) Termination for Cause. Prior to the end of the Initial Employment Term or extended term of this Agreement, the Company may terminate this Agreement for cause, as provided below. In such event, the Company shall pay to Executive all accrued but unpaid compensation (excluding any bonus) earned to the effective date of termination, and the Company shall thereafter have no further liability hereunder to Executive. The Company may terminate Executive for cause without notice in the event that Executive
(i) has committed any act of misconduct or dishonesty that materially relates to the business of the Company; (ii) is either convicted of any felony (as defined by the Laws of the State of Tennessee) or is convicted of any other crime the conviction of which would in any way materially affect the Executive's ability to perform his duties; (iii) breaches any provision of this Agreement, or any representation or warranty of Executive as is set forth in Section 19 is not true; (iv) fails to reasonably and timely follow the instructions provided to Executive by the board of Directors or the Chief Executive Officer of the Company; (v) fails to materially comply with any established policy or procedure of the Company (including those dealing with sexual harassment); (vi) or is repeatedly absent from his duties without authorization.

              (b) Termination Without Cause. Prior to the end of the stated or extended term of this Agreement, the Company may terminate this Agreement, other than as provided in Section 14(a), upon 10 days prior written notice to Executive. In such event, the Company shall pay to Executive (i) all accrued but unpaid compensation (including any bonus previously declared or determined) earned to the effective date of termination, plus (ii) the payment to Executive of the Executive's Base Salary (as existed as of the date of termination) for the remainder of the Initial Employment Term, payable monthly.

              (c) Death of Executive. In the event Executive's death occurs during the Initial Employment Term or extended term of this Agreement, the Company shall pay to the estate of Executive all accrued but unpaid compensation (including any bonus previously declared or determined) earned to the date of death.

              (d) Disability of Executive. In the event that Executive has been at any time unable due to any physical or mental illness, injury or condition to adequately perform the essential functions of the duties required of him under the terms of this Agreement for a consecutive period of more than 180 days, the Company may terminate this Agreement, in which case the Company shall pay to Executive or his legal guardian all accrued but unpaid compensation (including any bonus previously declared or determined) earned to the date of such termination. Any determination regarding the ability of Executive to adequately perform the essential functions of the duties required of him shall be made by a single physician having particular expertise with respect to the specific condition or conditions affecting Executive, and such physician shall be selected by Executive from a list of three such physicians compiled by the Company.

              (e) Voluntary Resignation. Executive may, upon 30 days prior written notice to the Company, voluntarily resign and thereby terminate this Agreement at any time prior to the expiration of the stated or extended term of this Agreement. In such event, the Company shall pay to Executive all accrued but unpaid compensation (excluding any bonus) earned to the effective date of resignation.

              (f) Effect of Termination. Other than as expressly provided in this Agreement, all forms of compensation and benefits provided to Executive herein shall terminate on the expiration or earlier termination of the Employment Term.

       15.     Restrictive Covenant.

              (a) Executive hereby agrees to a minimum period for the Restrictive Covenant as is hereinafter described of seven (7) years from the date hereof. Executive hereby covenants and agrees that for such period and for the duration of the Employment Term and for a period of two years following his termination of employment for any reason (whether during the Initial Employment Term or thereafter), Executive shall not, directly or indirectly anywhere in the world: (i) own, manage, operate, control, be employed by, consult with, advise, provide financial assistance to, participate in or be connected in any manner with the operation, ownership, management or control of any enterprise that, either directly or through one or more affiliated entities, provides products or services which compete with those of the Company, including but limited to integrated supply services to any manufacturing operation at any location throughout the world; (ii) make any attempt to solicit the integrated supply business of any customer of the Company (other than on behalf of the Company), or make any attempt to discourage any customer of the Company from doing business with the Company; or (iii) induce or encourage any employee of the Company to leave the employ of the Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, solely as an investment, securities of any publicly-traded corporation or other business entity, provided that Executive does not own, directly or indirectly, more than one percent of any class of voting securities of any such corporation or other business entity which has as its business integrated supply services or other businesses then being conducted by the Company. The foregoing covenants and agreements of Executive are referred to herein as the "Restrictive Covenant."

             (b) The Company may further extend the non-compete period herein provided for a period of up to two (2) additional years by the payment to Executive of the an amount equivalent to the Executive's Base Salary received by him during his last full year of employment prior to termination, to be paid annually for each of such two annual periods on a monthly basis (less all applicable withholding taxes). Upon the Company's discontinuance of such payments, the non-compete provisions hereof for such extended period shall automatically terminate.

             (c) Executive has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 15, including without limitation the time period of restriction and the geographic area of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company.

             (d) Executive acknowledges that the Company's business is and will be built upon the confidence of those with whom it conducts business and that Executive will gain acquaintances and develop relationships by using the good will of the Company. Executive also acknowledges that the Company's business is and will be built upon the success of the Company in research, development and marketing, and through the development of certain business methods and trade secrets, and that Executive's position will give him confidential knowledge of all aspects of the Company's business and internal operations. In addition, Executive acknowledges that the Company's dealings through Executive will give Executive confidential knowledge that should not be divulged or used for his own benefit. Executive recognizes and agrees that his violation of any provision of the Restrictive Covenant will cause irreparable harm to the Company.

              (e) In the event that, notwithstanding the foregoing, any of the provisions of this Section 15 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 15 relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

       16.    Nondisclosure.

             (a) Executive acknowledges that he will hold a position of special trust and confidence with the Company, and from time to time Executive will have access to trade secrets, confidential knowledge, data or other proprietary information of the Company whether or not developed, discovered or conceived by Executive (collectively, "Confidential Information"). By way of illustration, but not limitation, Confidential Information shall include, whether verbal or written, all customer lists, prospective customer lists, trade secrets, databases, processes, business methods, procedures, policies, specifications, operations criteria, computer programs, business data disclosed to the Company by or for the benefit of the Company's customers, marketing and business plans, budgets, unpublished financial statements, licenses, information relating to the Company's business contracts (including without limitation contracts with customers and service providers), marketing strategies, and any other secret or confidential matter relating or pertaining to the products, personnel, services, sales or other business of the Company. Confidential Information shall not include any of the foregoing information that is generally known by the public.

              (b) Executive covenants and agrees that he has a fiduciary duty to the Company, and that during the Employment Term and at all times thereafter, he will (i) hold the Confidential Information in strictest confidence, (ii) not disclose any Confidential Information to any person, firm, corporation or other entity, and (iii) not use Confidential Information for his own personal benefit or for any other purpose not expressly authorized by the Company. Executive also covenants and agrees that upon request he shall return all business records in his possession or control that in any way relate to the Company or the Confidential Information.

             (c)    Executive acknowledges that the provisions of this
Section 16 are an integral part of this Agreement and that the Company would not agree to employ Executive but for the agreements of Executive set forth herein. Executive acknowledges and agrees that all of the Confidential Information described herein is valuable to the Company and, as a matter of contract, should be protected as provided herein, notwithstanding the manner in which any such Confidential Information might be regarded or protected under general principles of law. Executive further acknowledges that any unauthorized use of the Confidential Information by Executive, or any disclosure of the same to any third party, would be wrongful and would cause irreparable harm to the Company.

         17.  Remedies.     Executive agrees that in the event of any conduct
by Executive violating any provision of Section 15 or 16, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for such conduct, to enforce specific performance of such provision, to enjoin Executive from such conduct, to obtain an accounting and repayment of all profits, compensation, commissions, remuneration or other benefits that Executive directly or indirectly has realized and/or may realize as a result of, growing out of, or in connection with any such violation, or to obtain any other relief, or any combination of the foregoing, that the Company may elect to pursue. In the event of the necessity of litigation to enforce the provisions of Sections 15 and 16 hereof, the parties hereto agree that the party which substantially prevails in such litigation shall be entitled to have all of its costs of such litigation, to include its reasonable attorneys' fees, reimbursed to it by order of the court in addition to all other remedies to which it would otherwise be entitled.

         18. Ownership of Work Product. Executive covenants and agrees that all work product created by Executive during the course of Executive's relationship with the Company, including without limitation all inventions, creations, discoveries, business methods, business procedures, trade secrets, writings, designs, illustrations, software and computer programming, shall be work for hire prepared by Executive within the scope of Executive's employment by the Company. The Company shall exclusively own all of the rights comprised in any patent, trademark or copyright arising from such work product. Without limiting the foregoing, Executive hereby assigns to the Company all of Executive's worldwide right, title and interest in and to any work product hereafter created by Executive at any time while employed by the Company. Executive covenants, agrees, represents and warrants that any work product created by Executive shall be original to Executive and that the use by the Company thereof will not violate the rights of any other person or entity.

        19. Representations of Executive. Executive represents and warrants to the Company as follows:
               (a) Executive has the power and authority to enter into this Agreement and to perform the duties and responsibilities required of him herein without the consent or approval of any other person;

               (b) With the exception of a limited non-competition agreement with MSC Industrial Direct Company, Inc. (a copy of which has been provided to the Company), Executive is not presently a party to, the subject of or otherwise bound or affected by any contract, agreement, understanding, arrangement or policy that contains or includes any restriction or other provision regarding the ability or inability of Executive to engage in any form of employment or business activity or to use or disclose any information known to Executive;

               (c) Neither the execution and delivery of this Agreement by Executive nor the performance by Executive of the duties and responsibilities required of him herein will conflict with or result in a breach of, the terms, conditions or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any contract, agreement or other instrument to which Executive is a party or by which he may be bound or affected;

               (d) All of the information, responses and disclosures set forth in the Directors' and Officers' Questionnaire completed and submitted by Executive to the Company, a copy of which is attached as Exhibit D hereto, are true, correct and complete in all respects, and there are no facts, events, occurrences, circumstances or additional information known to Executive that should be disclosed so as to make any of such information, responses or disclosures not incomplete or misleading.

               (e) This Agreement constitutes the legal, valid and binding obligation of Executive enforceable in accordance with its terms.

          20.     Waiver of Breach.   The waiver by either party of a breach
of any provisions of this Agreement by either party shall not operate or be construed as a waiver of any subsequent breach by either party.

          21. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Executive or by the Company without the prior written consent of the other, except that the Company may assign this Agreement to any business entity that acquires the Company or its business operations and thereafter conducts the business of the Company.

         22. Construction. This Agreement shall be construed under and enforced in accordance with the internal laws of the State of Tennessee.

         23. Venue. The parties agree that the exclusive venue for any litigation arising hereunder shall be Davidson County, Tennessee.

         24. Advice of Counsel. Executive agrees that he has participated in the negotiation and drafting of this Agreement, and the fact that the initial draft hereof has been prepared by Company's counsel shall not cause any provision hereof to be construed against the Company by reason of such fact. Executive has had the advice of his own independent counsel, and fully understands the provisions hereof, including the fact that this Agreement contains a provision relating to the waiver of a trial by jury.

         25. Entire Agreement. This Agreement is the entire agreement of the parties and supersedes all prior agreements and understandings, written or oral. This Agreement shall not be amended or modified except in writing executed by both parties.

        26. Notice. For the purposes of this Agreement, notices shall be deemed given by personal delivery or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed in the case of the Company to its principal executive office; or in the case of Executive to the address shown on the signature page of this Agreement. Either party may change such address by giving the other party notice of such change in the aforesaid manner, except that notices of changes of address shall only be effective upon receipt.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                       SETECH, INC



                                 By:______________________________________
                                    Thomas N. Eisenman,
                                    Chief Executive Office

                                        EXECUTIVE


                                    _________________________________________
                                     Steven D. Tudor
                                     875 Nialta Lane
                                     Brentwood TN  37027

                                     EXHIBIT A
                                   PROMISSORY NOTE

March 25, 1999                                                    $460,000.00

FOR VALUE RECEIVED, STEVEN C. TUDOR (the "Borrower"), promises and agrees to pay to the order of SETECH, INC., a Delaware corporation, its successors, assigns or any subsequent holder of this Promissory Note (the "Lender") at Lender's offices in Tennessee, or at such other place as may be designated in writing by Lender, in lawful money of the United States of America in immediately available funds, the principal sum of Four Hundred Sixty Thousand ($460,000.00), together with interest thereon and other amounts due as provided below.

This Note is issued pursuant to that certain Executive Employment Agreement dated as of March 25, 1999 by and between Borrower and Lender (as it may be modified, amended or restated from time to time, the "Employment Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Employment Agreement. Reference is made to the Employment Agreement, which, among other things, provides for forgiveness of certain debt evidenced hereby in certain circumstances and upon certain terms and conditions.

All advances hereunder shall bear interest from the date of such advance until such amount is due and payable (whether on any payment date, at the Maturity Date, by acceleration, or otherwise), at a rate of interest equal to (4.72%) per annum. Interest for each year shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This Note shall be repaid as follows: Beginning on April 30, 1999 and continuing thereafter on the last business day of each consecutive calendar month through the Maturity Date (hereafter defined) (each such last business day in a month being referred to herein as a "Payment Date"), Borrower shall pay to Lender principal payments of $7,666.67 each, plus all then-accrued interest under this Note, and on March 25, 2004 (the "Maturity Date"), Borrower shall pay to Lender all remaining outstanding principal, plus any and all accrued and unpaid interest and all other amounts due hereunder.

Provided, however, that if on any Payment Date the Employment Agreement is then in effect and all terms, conditions and obligations described in the Employment Agreement have been fulfilled by Executive, and if Executive is then living and is employed by the Lender on such Payment Date and has not given notice of Executive's intended cessation of employment with Lender, then on such Payment Date, Lender shall forgive the scheduled principal payment to be made on such Payment Date, together with the interest due on such date for the immediately-preceding month. Said forgiveness must be evidenced by a writing satisfactory to Lender. Additionally, in the event the Employment Agreement is terminated by the Company pursuant to Section 14(b), the indebtedness hereby evidenced shall be deemed forgiven as of the date of termination thereunder.

This Note is secured by, among other things, the collateral and property described in that certain Security Agreement executed by Borrower in favor of Lender, dated as of even date herewith (herein, as it may be amended and/or restated from time to time, referred to as the "Security Agreement"), and that certain Assignment of Life Insurance Policy as Collateral executed by Borrower in favor of Lender, dated as of even date herewith (as it may be amended from time to time, referred to as the "Insurance Assignment") (the Security Agreement and the Insurance Assignment are referred to collectively, jointly, severally and individually herein as the "Security Agreements"), and other documents and items related thereto. All above-referenced documents are collectively referred to as Collateral Documents.

Lender and Borrower intend to conform strictly to applicable usury laws as presently in effect. Accordingly, Borrower and Lender agree that, notwithstanding anything to the contrary herein or in any agreement executed in connection with or as security for this Note, the sum of all consideration that constitutes interest under applicable law which is contracted for, charged, or received hereunder shall under no circumstance, including without limitation any circumstance in which the Note has been accelerated or prepaid, exceed the maximum lawful rate of interest permitted by applicable law. Any excess interest shall be credited on this Note or, if this Note shall have been paid in full, refunded to Borrower, by the holder hereof.

Borrower shall pay a late charge equal to five percent (5%) of any payments of principal and/or interest that are paid after the due date thereof, to cover the extra expenses involved in handling delinquent payments (the "Late Charge"); provided that in no event shall the Late Charge result in the payment of interest in excess of the maximum rate or interest permitted by applicable law.

Following the occurrence of any Event of Default (as defined below), whether or not any notice of such default has been delivered, principal and unpaid interest shall bear interest (both before and after judgment) until paid at a rate of interest equal to the higher or greater of: (a) the Applicable Formula Rate (as defined in Tennessee Code Annotated 47-14-102(2)); or (b) such other lawful rate of interest permitted to be charged by other applicable laws or regulations, as amended or enacted from time to time
(the "Default Interest").

All amounts received for payment under this Note shall at the option of Lender be applied first to any unpaid expenses due Lender under this Note or the Employment Agreement or under any other documents evidencing or securing the obligations of Borrower to Lender, then to the unpaid Late Charge, then to the unpaid Default Interest, then to all other accrued but unpaid interest due under this Note and finally to the reduction of outstanding principal due under this Note.

Time is of the essence of this Note.

In the event that any of the following occurs (any of the following events being an "Event of Default" hereunder): (i) there occurs any breach of any promise, representation, warranty, agreement or covenant made in, or should any other breach, default or Event of Default occur under, this Note or the Employment Agreement, or either of the Security Agreements, and/or any of the other Collateral Documents, as any of the foregoing may from time to time be amended, modified, extended, renewed, increased, decreased and/or restated, and all changes in form thereof; or (ii) the Employment Agreement is terminated prior to the end of the Initial Employment Term for any reason other than by virtue of the Company's action under Section 15(b); or (iii) Borrower breaches any promise made in this Note or in the Employment Agreement or either of the Security Agreements; or (iv) any bankruptcy case, assignment for the benefit of creditors, receivership or other state, federal or foreign insolvency proceeding is commenced with respect to the Borrower or any guarantor of this Note. Upon the occurrence of an Event of Default under Section (iv) above, the entire indebtedness evidenced hereby shall automatically be immediately due and payable, without notice, and upon the occurrence of any other Event of Default, at the option of Lender, the entire indebtedness evidenced hereby shall become due, payable and collectible then or thereafter, without notice, as Lender may elect, regardless of the Maturity Date.

Borrower waives presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and any discharge or defenses based on suretyship or impairment of collateral; and hereby expressly consents to (i) any and all delays, extensions, renewals or other modifications of this Note or any waivers of any term hereof, (ii) any release, substitution or exchange of any security
for the payment hereof,   (iii) any failure to act on the part of Lender, and
(iv) any indulgence shown by Lender from time to time (without notice or further assent from any of the Obligors) and hereby agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of the Borrower.

Borrower irrevocably consents to the service of process of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to Borrower at the address opposite its signature below or to such other address as Borrower may have furnished to Lender in writing, and agrees that such service shall become effective thirty (30) days after such mailing. However, nothing herein shall affect the right of Lender or Borrower to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Lender or Borrower in any other jurisdiction.

EACH OF LENDER AND BORROWER HEREBY KNOWINGLY, WILLINGLY AND IRREVOCABLY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN ANY ACTION OR PROCEEDING INVOLVING THIS NOTE, ANY DOCUMENTS EXECUTED OR DELIVERED IN CONNECTION HEREWITH INCLUDING WITHOUT LIMITATION THE EMPLOYMENT AGREEMENT AND/OR ANY OF THE COLLATERAL DOCUMENTS OR ANY RELATIONSHIP BETWEEN BORROWER AND LENDER. BORROWER AGREES THAT LENDER MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF BORROWER'S EXPRESS WAIVER OF ITS RIGHT TO TRIAL BY JURY.

In any action to enforce this Note, Borrower hereby irrevocably and unconditionally waives any and all rights under the laws of any state to claim or recover any special, exemplary, punitive, consequential or other damages other than actual direct damages.

Borrower shall pay, on demand, all costs and expenses (including court costs, attorneys' fees and expenses) incurred by Lender in attempting to enforce or collect this Note, protect or enforce its rights under this Note, the Employment Agreement, or any of the other Collateral Documents, or protect or collect on any security for the payment of this Note.

This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect.

This Note may not be changed, extended or terminated except in writing signed by Borrower and Lender. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

Executed as of the 25th day of March, 1999.

BORROWER'S ADDRESS

_____________________________                    _______________________
                                                  Steven C. Tudor



EXHIBIT B
SECURITY AGREEMENT

     1. Secured Debt. STEVEN C. TUDOR ("Pledgor") hereby pledges and grants a security interest in the collateral described below
("Collateral") to SETECH, INC. ("Lender"), to secure payment of the following indebtedness, all whether now existing or hereafter arising
(the "Secured Debt"): (a) all indebtedness and obligations of Pledgor to Lender evidenced by that certain Promissory Note dated as of March 25, 1999, in the maximum principal amount of $460,000 executed by Borrower payable to the order of Lender (together with all amendments, modifications, extensions, replacements and substitutions thereto or therefor, the "Note"); (b) all amounts now or in the future advanced to or for the account of, or on behalf of, Borrower for the purposes of protecting the Collateral; and(c) all costs and expenses incurred by Lender in collecting, enforcing or protecting its rights with respect to the Collateral or the indebtedness secured by the Collateral, including, but not limited to, reasonable attorneys' fees.
     2. Collateral. The Collateral consists of (a) all of Pledgor's right,title and interest in and to all stock, securities and investment property acquired by Pledgor, or as to which Pledgor has rights to acquire, pursuant to Section 11 of the Employment Agreement (as such term is defined in Section 7 (a) hereof), including without limitation any and all stock acquired by Pledgor in connection with any of the provisions in Sections 11
(a), (b) or (c) of the Employment Agreement, and including without limitation the 135,000 shares of common stock of Lender described in Section 11 (a) of said Employment Agreement, and all stock, options associated therewith, and all other rights, investment property, dividends, proceeds, amounts and property in connection therewith, now existing and/or hereafter acquired or arising in connection with any of the foregoing; and
(b) all of Pledgor's rights, title and interest in and to all life insurance policies purchased with funds of the Lender insuring the life of the Pledgor, including without limitation the life insurance policy or policies described on Exhibit A hereto, and all proceeds thereof.
The Collateral includes without limitation (i) all instruments, security entitlements, certificated securities, uncertificated securities, securities accounts, financial assets, and other investment property, as well as all cash, monies, credits and deposit accounts that may at any time now or hereafter directly or indirectly be evidenced by, form a part of or arise from any of the foregoing; (ii) all interest and amounts earned on and/or arising in connection with the foregoing and all stock rights, rights to subscribe, dividends, stock dividends, liquidating dividends, new securities, and other property to which Pledgor may become entitled by reason of the ownership of any of the foregoing; (iii) all insurance policy proceeds; and (iv) all substitutes for and replacements and proceeds of the foregoing.
     3.     Representations. Pledgor warrants and represents that:
(a) Pledgor is the sole and exclusive owner of the Collateral, free of any lien, claim, encumbrance or restriction of any kind, other than the lien and security interest in favor of Lender evidenced hereby; (b) Pledgor has the right and capacity to pledge the Collateral and execute this Agreement;
(c) none of the Collateral constitutes "control stock" within the meaning of applicable securities laws; (d) the address set forth below Pledgor's signature hereto is Pledgor's residence; and (e) Pledgor will not use any of the proceeds of the Secured Debt to purchase or carry margin stock, within the meaning of Regulation U of the Federal Reserve Board. Pledgor waives any rights of first refusal or other restrictions on the sale or transfer of the Collateral.
     4. No Liens or Sale; Trading Privileges. Pledgor agrees that, as long as any Secured Debt remains outstanding, unless Pledgor shall have received the prior express written consent of Lender, Pledgor shall not sell or offer to sell or otherwise transfer, dispose of or encumber the Collateral, or any interest therein. If Lender does consent (which Lender is not obligated to do) to any dispositions of Collateral by Pledgor, Pledgor agrees to simultaneously pay to Lender all income, employment, payroll and other taxes and similar amounts required to be withheld by the Company from Pledgor due to the forgiveness by Lender of certain indebtedness owed by Pledgor to Lender, in connection with the Secured Debt.
     5. Perfection. Upon Lender's request, and at Pledgor's sole expense, Pledgor shall promptly execute, deliver and record any documents, instruments, agreements and amendments, and take all such further action, as Lender may reasonably deem desirable in obtaining the full benefits of this Agreement, including financing statements or amendments under the Uniform Commercial
Code, all in form and substance satisfactory to Lender. Pledgor authorizes Lender to file any such financing statement without the signature of Pledgor, or with a copy or telecopy of Pledgor's signature, to the extent permitted by applicable law, or to execute any financing statement or amendment thereof on behalf of Pledgor as Pledgor's attorney-in-fact. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument or any certificated security that is not held by Lender, such note, instrument or certificate shall be immediately pledged and delivered to Lender hereunder, duly endorsed in a manner satisfactory to Lender. Pledgor will promptly notify Lender of any change in Pledgor's name or address, and will cooperate in ensuring that any action necessary or advisable to continue the perfection of the security interests granted hereunder has been duly taken. Without limiting the foregoing, the following items (all in form and substance satisfactory to Lender) must be provided by Pledgor upon execution of this Agreement: UCC-1 financing statements describing the Collateral, executed by Pledgor and in form appropriate to be filed in all applicable UCC filing offices as designated by Lender.
     6. Receipt of Collateral. Pledgor agrees to promptly exercise all stock options available to Pledgor at the times such are exercisable, and hereby authorizes and directs the Lender to have all shares that will be issued as a result of Pledgor's stock options in the Lender certificated and immediately delivered to the Lender, and Pledgor hereby pledges to Lender and grants to Lender a lien and security interest therein under the terms and subject to the defaults and remedies and other provisions of this Agreement, and agrees to immediately furnish Lender on request of Lender stock powers signed in blank and in form and substance satisfactory to Lender as Lender may direct. Lender is hereby authorized and appointed as Pledgor's attorney-in-fact to sign in Pledgor's name any stock powers related to the Collateral as Lender may require. Any portions of the Collateral received by Pledgor in violation of this Agreement shall remain subject to Lender's security interest and lien hereunder, shall be immediately delivered to Lender, in the same form as received except for any necessary endorsements, and pending such delivery shall be held in trust for Lender by Pledgor and kept separate from Pledgor's other assets.
     7. Default. Any of the following events or conditions shall constitute an "Event of Default" hereunder: (a) the Executive Employment Agreement between Pledgor and Lender, dated as of even date herewith (the "Employment Agreement"), is terminated prior to the end of the initial Employment Term (as such term is defined in the Employment Agreement) for any reason other than by virtue of the Company's action under Section 14(b) of the Employment Agreement; or (b) Pledgor breaches any promise made in, or any other breach, default or Event of Default occurs under, the Note or this Pledge Agreement or the Executive Employment Agreement; or (c) any bankruptcy case, assignment for the benefit of creditors, receivership or other state, federal or foreign insolvency proceeding is commenced with respect to the Pledgor; or (d) Pledgor is not employed with Lender at any time, or Pledgor dies or becomes legally incompetent.
     8. Remedies. Upon an Event of Default, Lender may declare the entire principal amount of all the Secured Debt then outstanding, including interest accrued thereon, to be immediately due and payable, without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Pledgor hereby expressly waives, and Lender shall have and may exercise any or all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Tennessee (the "Code"), and as otherwise agreed herein or under any other applicable law or any other agreement, including, without limitation, (a) the right to immediately liquidate any and all Collateral; (b) the right to transfer the Collateral to Lender or Lender's account, and/or to sell the Collateral, all without notice of default first being given to Pledgor and without the consent of Pledgor. Lender may apply the proceeds of the Collateral toward payment of any costs and expenses and reasonable attorneys' fees and legal expenses thereby incurred by Lender and toward payment of the Secured Debt in such order or manner as Lender may elect. Pledgor agrees to pay to Lender all expenses and charges (including reasonable attorneys' fees and other legal fees and expenses) that Lender may incur in enforcing or protecting its rights hereunder or with respect to the Secured Debt.
Without limiting the generality of the foregoing, it is expressly agreed that, upon the occurrence of an Event of Default, Lender may take any or all of the following actions: (x) cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter to exercise with respect to the Collateral all the rights, powers, and remedies of any owner;
(y) collect by legal proceedings or otherwise all dividends, interest, principal payments, and other sums now or hereafter payable on account of the Collateral and to hold the same as collateral, or apply the same to any of the Indebtedness, with the manner and distribution of the application to be in the sole discretion of Lender; (z) enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and, in connection therewith, deposit or surrender control of such Collateral, and/or accept other property in exchange therefor and hold or apply such property or money so received in accordance with the provisions of this Agreement. This Agreement constitutes a stock power and/or bond transfer power, which is hereby granted in favor of Lender, and Pledgor authorizes any and all registrars, transfer agents, and issuer's officials to transfer any securities and investment property included in the Collateral to the name of Lender or its designee.
Pledgor acknowledges that no notice of sale will be required if the Collateral is of a type customarily sold in recognized markets. Pledgor agrees that, if any notice of sale or other disposition of the Collateral is required by law, such notice shall be deemed reasonable notice of sale and shall fully satisfy any requirement of giving of notice if it is mailed, postage prepaid, or sent by telecopy, to Pledgor at least ten (10) days before the time of the proposed sale or disposition.
          Nothing contained herein shall be deemed to limit, delay or impair Lender's right to immediately liquidate any Collateral, regardless of maturity of any of the Collateral, following the occurrence of an Event of Default.
     9. Impact of Regulations. Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of Lender to sell or otherwise dispose of securities included in the Collateral. For this reason, Pledgor hereby authorizes Lender to sell any securities included in the Collateral in such manner and to such persons as would, in the judgment of Lender, help to ensure that the transfer of such securities will be given prompt and effective approval by any relevant regulatory authorities and will not require any of the securities to be registered or qualified under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold Lender responsible for selling any of the Collateral at an inadequate price even if Lender accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If Lender shall sell any securities included in the Collateral at such sale, Lender shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to Lender any registration rights or similar rights Pledgor may have from time to time with respect to any of the Collateral.
     10. Lender's Limited Duties. Lender shall be under no duty to pursue collection of any amount due on or under any of the Collateral, to realize on Collateral, to collect principal, interest or dividends, to keep the same insured, to make any presentments, demands or notices of protest in connection with any of the Collateral, to monitor or act upon the maturity of any of the Collateral, to avoid or prevent any early withdrawal penalties or other penalties, or to preserve any rights against prior parties to any instruments, contracts or securities included in the Collateral. Without limiting the generality of the foregoing, Lender's duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of any physical Collateral in Lender's possession, and Lender shall be in no way liable to or responsible for any diminution in the value of, or reduction in the proceeds realized from, the Collateral from any cause whatsoever.
      11. Miscellaneous. The captions herein are for convenience only, and shall not limit or otherwise affect any of the terms hereof. All references to any number or gender shall include all others, and all references to documents and agreements shall also refer to amendments thereof. The obligations of Pledgor are joint and several if more than one Pledgor signs this Agreement. The provisions of this Agreement are intended to be severable. All notices, requests, consents and other communications hereunder shall be in writing, sent by first class registered or certified mail, postage prepaid, by facsimile transmission, or by overnight second-day express courier service of a nationally-recognized company, to the parties at their respective addresses set forth at the beginning of this Agreement (and with regard to Lender, to the attention of Thomas Eisenman), or at such other address as either party may designate by written notice to the other party in accordance herewith. Pledgor's rights and obligation hereunder may not be assigned or delegated. This Agreement is binding on the parties and their respective heirs, successors and assigns. This Agreement contains the entire agreement between Lender and Pledgor and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.
This Agreement is executed as of the ______ day of _____________________, 1999.

LENDER:                                         PLEDGOR:

SETECH, INC.

By:
       STEVEN C. TUDOR
Title:


EXHIBIT A
Description Of Life Insurance Policies: [$500,000 life insurance policy with standard terms]


                                 EXHIBIT C
                   THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933

                                 OPTION AGREEMENT


THIS OPTION AGREEMENT is made and entered into as of the 25th day of March, 1999 by and between SETECH, Inc. (the "Corporation") and Steven C. Tudor ("Employee").

RECITALS:
         A. The Corporation has adopted the SETECH, Inc. Incentive Stock Option Plan (the "Plan") to facilitate the attraction and retention of employees with outstanding ability and to provide additional compensation to certain of those employees through the granting of stock options.
         B.     Employee is currently an employee of the Corporation.
         C. The Committee established under the terms of the Plan to administer the Plan has designated Employee as a Participant under the Plan to receive the award described in this Option Agreement.
         D. Employee desires to accept such award and to be bound by the provisions of the Plan and the terms of this Option Agreement.

       AGREEMENT:
      NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows
         1. Definitions. Unless otherwise defined in this Option Agreement, capitalized terms used herein shall have the same meanings given them in the Plan.
         2.       Incentive Stock Option Granted.  The Corporation hereby
grants to Employee as a matter of separate inducement and agreement in connection with his employment by the Corporation, and not in lieu of any salary or other compensation for his services, the right and Option to purchase, when and on the terms and conditions hereinafter set forth, all or any part of an aggregate of 135,000 shares of Stock (the "Optioned Stock"), at the Option Price of $3.70 per share. The Option granted under this Section 2 is an Incentive Stock Option.
         3. Effect of Plan. The Option granted hereunder is issued pursuant to the Plan (attached hereto as Exhibit A) and is subject to all terms and conditions thereof and, accordingly, said Plan is incorporated herein by reference as fully as if copied herein verbatim. In the event of any conflict between this Option Agreement and the Plan, the provisions of the Plan shall control.
         4. Terms Regarding Exercise of Option. The following provisions, in addition to those set forth in the Plan, apply to the Option granted under this Option Agreement:
                 (a) The Option Period with respect to the Option shall begin on March 25, 2000 with respect to one-third (1/3) of the Optioned Stock, and thereafter on March 25, 2001, and March 25, 2002 the Option shall commence for an additional one-third (1/3) of the Optioned Stock. The Option shall run for a period of ten (10) years from the date it commences with respect to that portion of the Optioned Stock available for acquisition by Employee.
Employee may exercise the Incentive Stock Option with respect to those shares of Stock available to him in accordance with the foregoing time periods at any time during the applicable Option Period, unless the Option has terminated pursuant to the terms of the Plan or this Option Agreement.
                  (b) The Option, to the extent not previously exercised, shall terminate upon the earliest to occur of:
                  (i) the expiration of the Option Period;
                  (ii) the expiration of one year after Employee ceases to be an employee of the Corporation or a Subsidiary due to Disability;
                   (iii) the expiration of one year after Employee ceases to be an employee of the Corporation or a Subsidiary due to the death of Employee; or
                   (iv) the expiration of three months after the date on which Employee ceases to be an employee of the Corporation or a Subsidiary for any reason other than Disability or death.
                  (c) During the lifetime of Employee, the Option granted hereunder shall be exercisable only by Employee. In the event of the death of Employee at any time during which he would have been entitled to exercise any part of the Option granted hereunder, the Option granted to Employee may be exercised only
                       (i) by the person or person to whom Employee's rights under this Option Agreement shall pass by Employee's will or by the laws of descent and distribution, and
                        (ii) if and to the extent that Employee was entitled to exercise the Option granted hereunder at the date of his death.
                 (d) The Option granted hereunder shall be exercisable by the giving of written notice of exercise to the Corporation, specifying the number of shares to be purchased and accompanying such notice with payment of the full Option Price therefore and any amounts payable under Section 9 of this Option Agreement.
           5.      Nature of Stock Issued.  Stock to be issued upon the
exercise of the Option may, at the election of the Corporation, be either authorized and unissued Stock or Stock previously issued and reacquired by the Corporation.
           6. General Restrictions. Employee agrees for himself and his legal representatives, as a condition of the exercise of the Option granted hereunder, to execute any documents, make any representations, agree to restrictions on stock transferability and take any actions which in the opinion of legal counsel to the Corporation are required by any applicable law, ruling or regulation with respect to any award hereunder, the exercise thereof or the sale or transfer of any Stock received pursuant to this Option Agreement.
           7. Method of Payment. Payment to exercise any part of the Option granted hereunder shall normally be made by Employee in cash, in full, at the time of exercise. The Committee, in its sole discretion, may allow payment to be made in an equivalent value of already-owned Stock, or in any combination of cash and Stock.
           8. Retention of Stock. Employee is prohibited from disposing of any Stock acquired pursuant to the exercise of the Option granted hereunder at any time within a one-year period beginning on the date such
Stock is transferred to him, unless such disposition is made under circumstances described by Section 422(c)(3) of the Code.  All certificates of Stock issued to the Employee in accordance with this Option Agreement which are attributable to the exercise of any part of the Option granted hereunder shall bear a legend prohibiting the sale, assignment, transfer or pledge of such Stock at any time within the aforementioned one-year period.
            9. Withholding. Whenever Employee shall recognize compensation income as a result of the grant or exercise of any part of the Option granted hereunder, he shall remit in cash to the Corporation or appropriate Subsidiary the minimum amount of federal and state income and employment tax withholding which the Corporation or Subsidiary is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then current provisions of the Code or applicable state law. The full amount of such withholding shall be paid by Employee simultaneously with the exercise of the Option or upon the occurrence of any other event which results in the recognition of compensation income by Employee. The failure by Employee to remit the full amount of withholding due may, in the discretion of the Committee, result in the forfeiture of the related benefit or award notwithstanding any other provision of this Option Agreement.
           10. Effect of Option Agreement. This Option Agreement does not constitute an employment contract or any promise or assurance of continued employment. Nothing herein shall be deemed to limit or restrict the right of the Corporation or any Subsidiary to terminate Employee's employment at any time for any reason whatsoever.
          11.       Adjustments.  In the event that prior to the delivery
by the Corporation of all the Stock in respect of which the Option is hereby granted there shall be any change in the outstanding Stock by reason of a share dividend, merger, consolidation, stock split, combination or exchange of shares,without the payment of any compensation for such change, either in money,services or property, the number of shares deliverable upon the exercise of the Option granted hereunder and the Option Price shall be proportionately adjusted (but without regard to fractions) by the Committee, whose determination in each such case shall be conclusive and binding on the Corporation and Employee and his legal representatives.
         12.         Rights of Employee.    Neither Employee nor his legal
representatives shall be or have any of the rights or privileges of a shareholder of the Corporation in respect of any of the Stock issuable upon the exercise of the Option granted hereunder unless and until certificates representing such shares shall have been issued and delivered.
         13. Compliance With Securities Laws. Notwithstanding any provision of this Option Agreement to the contrary, no part of the Option granted hereunder shall be exercisable unless and until the Corporation has duly registered the underlying Stock with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. At no time shall the Corporation have any obligation to file a registration statement under the Securities Act of 1933 or otherwise register such Stock, and in the vent no registration statement is filed or becomes effective Employee shall have no rights or recourse against the Corporation. Notwithstanding the foregoing, the Option may be exercised without the required registration if in the opinion of the Corporation's counsel such registration is not necessary.
          Certificates of Stock issued upon exercise of the Option granted hereunder may bear a legend restricting the sale, assignment, transfer or pledge of such Stock to the extent deemed necessary by the Committee to comply with any applicable federal or state securities laws, and such restrictions shall be binding upon Employee.
           14. Authority of Board and Committee. The Board of Directors of the Corporation or its Committee shall have the authority to make reasonable constructions of this Option Agreement and to correct any defect or supply any omission or reconcile any inconsistency in this Option Agreement,and to prescribe reasonable rules and regulations relating to the administration of this Option Agreement and other Options or awards granted under the same Plan under which the present Option is granted.

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first above written.


ATTEST:                               SETECH, Inc.


                                      By:
                                      Title:


                                      EMPLOYEE

                                     Steven C. Tudor

SETECH, Inc.
DIRECTORS' AND OFFICERS' QUESTIONNAIRE

Name:

Date:

Farris, Warfield & Kanaday, PLC
Suite 1900
424 Church Street
Nashville, TN  37219
Attn:	Joseph N. Barker, Esq.


Ladies and Gentlemen:

     The following information is furnished to you for use in connection with a Registration Statement (the "Registration Statement") proposed to be filed by SETECH, Inc. (the "Company") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, covering a public offering of Common Stock of the Company. I will promptly notify you of any changes in such information which may occur subsequent hereto and prior to the effective date of the Registration Statement. I understand and agree that this questionnaire, as completed by me and my further communications regarding the matters contemplated herein will be relied upon by you, the Company, the Representatives of the Underwriter and Underwriter's Counsel in connection with the preparation of the Registration Statement.

     "Last fiscal year' refers to the Company's fiscal year ended June 30, 1997. "Current fiscal year" refers to the Company's fiscal year ending June 30, 1998. The "Proposed Effective Date" has not yet been determined.

     The "Company's Auditor" is the firm of Arthur Andersen, LLP. The "Representative of the Underwriters" has not yet been determined. The "Underwriter's Counsel" has not yet been determined.

     THE DEFINITIONS OF CERTAIN OTHER TERMS USED IN THIS QUESTIONNAIRE ARE SET FORTH AT THE END OF THIS QUESTIONNAIRE.

1.     Business Experience.

     (a) My principal occupations and employment during the last five years are described below. I have included all positions
(including directorships) with the Company.

Time Period             Name and Principal
  (Mo/Yr)             Business of Corporation  Nature of My
 From  To               or Organization       Position     Responsib-
                                                            bilities



     (b) I am presently a director of the following public companies1:

     Company Name               Location              Term of Office





     (c)     If I am a director, executive officer or nominee to become
a director of the Company, I consent      /do not consent     to being
named in the Registration Statement as such and, if a nominee to become a director, to serve as a director if elected.


2.     Personal Information.

     (a)     Date of Birth:

     (b)     Degrees held:

                Field of                  Year         College Awarding
     Degree      Study                    Awarded           Degree






3.     Family Relationships.

     (a) Described below are all family relationships (see definition) I have had or currently have with any director or officer (or nominee for director or officer) of the Company:

     (b)     I am    /am not     married.

            The names of my spouse and children, if any:

            Spouse

             Children




4.     Arrangements for Selection.

        All arrangements (see definition) or understandings I have entered into with any persons pursuant to which I have been selected as an officer or director of the Company, are described below:





5.     No Adverse Interest.

      All interests I or my associates (see definition) have or will have that are adverse to Company interests in any pending or contemplated legal proceeding or government investigation to which the Company is or will be a party (or to which its property may be subject) are described below:



6.     Promoters.

       (a)    I could    /could not     be considered a "founder" of
the
Company.

        (b)   If I could be considered a "founder" of the Company, I
did   /did not     receive (or purchase) ten percent (10%) or more of
the Company shares outstanding at the time of founding.

7.     Legal Proceedings; Investigations.

       All legal proceedings or government investigations pending or contemplated to which the Company is or would be a party (or to which its property may be subject) are described below:



8.     5% Shareholders.

        To the best of my knowledge, all persons (including myself and my associates and including corporations, partnerships, trusts, associations and other such groups) who own beneficially (see definition) more than 5% of any class of the Company's stock are described below:

         Name of          Class of Shares           Holder of
         Beneficial          Beneficially           Voting or
          Owner                Owned             Investment Power


9.     Voting Arrangements.

     All voting trusts or similar agreements or arrangements (see definition) under which more than 5% of the Company's outstanding
Common Stock is hold or to be hold are described below:

                                        Voting Rights and Other Powers
   Names and Addresses of Voting Trustees   Under Trust, Agreement or
                                                    Arrangement







10.     Change in Control.

     All arrangements (see definition), including any pledge by any person of Securities of the Company, the operations of which may at a subsequent date result in a change in control (see definition) of the Company, are described below:





11.     Share Ownership.

     (a) Information as to my beneficial (see definition) stock ownership of Company stock is furnished on the following page. I have included all shares which are (i) registered in my name, including shares registered in my name as trustee, executor, custodian, pledgee, agent or nominee, either alone or with others, (ii) owned beneficially by me or any associate (see definition) of mine, (iii) registered in the name of a nominee or in street name, including any such shares held for the account of any of the above or (iv) held for my account under any other arrangement (see definition).

     I have indicated in the Remarks column whether I have sole or shared voting or investment power with respect to any such securities, and in what capacity (i.e. individual, general partner, trustee) I have such power or powers.

     If I wish to disclaim beneficial ownership of any shares listed, I have so indicated by writing the word "Disclaim" in the Remarks column below; and I understand that such shares will be shown separately from my beneficial holdings and an appropriate disclaimer set forth.

     If any co-trustee, etc., acting with me is an officer or director of the Company, I have set forth his name in the Remarks column.

     If any of the shares listed are subject to any claim, encumbrance, pledge or lien, I have so indicated in the Remarks column.






















Class       Number of    Registered in    Beneficially  Remarks       Shares
and Series Shares        in the Name of    Owned by                   Voted

_____    _________  __________    ________  ________  _________
_____    _________  __________    ________  ________  _________
_____    _________  __________    ________  ________  __________
_____    _________  __________    ________  ________  __________
_____    _________  __________    ________  ________  __________
_____    _________  __________    ________  ________  __________



     (b) All rights I have to acquire (through exercise of warrants or options, conversion of Preferred Stock, or otherwise), at any time within sixty days of the Proposed Effective Date, beneficial ownership of shares of Common Stock or Preferred Stock of the Company are described below:

            Type(s) of securities obtainable through such right(s):
                shares through the exercise of any option, warrant or right (description of such option, warrant or right:
                  shares pursuant to the power to revoke a trust, discretionary account similar arrangement, and/or;
                  shares through other means (description of such means:)
).

12.    Remuneration.

     (a) Salary and Bonus. The amount of cash remuneration (including salary, bonuses, deferred compensation, fees, commissions and directors'
fees) paid or accrued to me by the Company (or by third parties engaged in transactions with the Company where the primary purpose was to furnish remuneration to me for services rendered to the Company) during the Company's last fiscal year is furnished below:

                                              Accrued But         Capacity in
Description                 Paid2         Not Yet Paid3      Which Received

Salary                      ______             ______               ______

Fees (other than            ______             ______               ______
directors' fees)
Directors' fees             ______             ______               ______

Commissions                 ______             ______                ______

Bonuses                      ______           ______                 ______

Other Arrangements           ______           ______                 ______

     TOTAL                  ______            ______                   __

(b) Described below are all significant changes since the end of the last fiscal year in cash or other compensation that I am receiving or am to receive as well as all changes since such date regarding stock options, etc. described above.







     (c) Described below are all arrangements, standard or otherwise, pursuant to which I am compensated for all services as a director, including all additional amounts payable for Committee participation or special assignments:






     (d) Described below are all compensatory plans or arrangements, including payments received from the Company for the Company's last fiscal year, or the period since the end of the last fiscal year, if (i) such plans or arrangements result or will result from my resignation, retirement or any other termination of my employment with the Company or from a change in control of the Company or a change in my responsibilities after such a change in control, and (ii) the amount involved, including all periodic payments or installments, exceeds $60,000.






     (e) Securities or Property. Information regarding all stock (or other property) of the Company acquired by me during the Company's last three fiscal years and the period since the end of the last fiscal year, excluding stock issued upon exercise of options (see definition) is furnished below:

      Nature of     Date of          Acquisition      Fair Market     Spread
     Transaction4     Event       Price (A)          Price (B          B)-(A)




     f) Pension and Retirement. Information regarding all contributions, payments or accruals for my account by the Company under any retirement plan, annuity, employment contract deferral, deferred compensation plan or similar arrangement (other than contributions to plans for which specific allocations for specific individuals are not made) during the Company's last fiscal year is furnished below:

                                                           Estimated Annual
Identification of "Plan"                                    Benefits Upon
   (See Definition)                          Amount            Retirement





     (g) Life Insurance. Information regarding all premiums paid by the Company on all life insurance policies, where the Company is not the sole beneficiary, during the Company's last fiscal year is furnished below:

              Insured             Beneficiary               Amount





        (h) Health Insurance. Information regarding all premiums or other costs paid by the Company under health insurance or medical reimbursement plans, other than non-discriminatory group plans, during the Company's last fiscal year is furnished below:

          Description                                           Amount




     (i) Contributions to Plans. Information regarding all contributions made for my account by the Company to any stock purchase, profit-sharing, thrift or similar plan during the Company's last fiscal year is furnished below:

        Description                                                  Amount





     (j) Personal Benefits. Personal benefits furnished to me during the Company's last fiscal year from the Company, directly or through third parties, are described below. I have included personal benefits such as paymentsmade by the Company for (i) home repairs and improvements, (ii) housing and other living expenses provided at my principal and/or vacation residences, (iii) personal travel expenses, (iv) personal entertainment and related expenses, (v) medical expenses, and (vi) legal, accounting and other professional fees for matters unrelated to the Company's business. I have also described all instances in which I have had the personal use of the property of the Company, such as Company automobiles, planes, yachts, apartments, hunting lodges or Company vacation houses or the use by me of corporate staff for personal purposes:

     Description                              Dollar Amount, if applicable




     (k) Future Remuneration. I have briefly described below all remuneration payments proposed to be made to me in the future pursuant to all existing plans (see definition) or arrangements (see definition), except for those previously reported above. As to defined benefit or actuarial plans, I have indicated the estimated annual benefits payable to me upon retirement.

     Description




     (l) Third Party Transactions. Information regarding all transactions between the Company and third parties, where the primary purpose of such transactions are to furnish remuneration to me, is provided below:





13.     Stock Options and Warrants.

        (a) Grants. Information regarding all stock options (see definition) granted to me by the Company during the last three fiscal years and the period since the end of the last fiscal year is provided below.



Date of   Type of    Number of   Exercise   Date of    Arrangement  Identity
Grant 5    Stock       Shares      Price   Expiration  Name of Plan of Current
                                                                      Holder



     (b) Exercises. Information regarding all stock options exorcised by me during the last three fiscal years and the period since the end of the last fiscal year is provided below:

Date of   Type of   Number of    Price Per          Fair Market Value on
Exercise   Stock     Shares      Share                Date of Exercise
                   Purchased



14.     Indebtedness to the Company

        Information regarding all indebtedness I or any of my associates (see definition) have incurred to the Company during the Company's last three fiscal years and the period since the end of the last fiscal year (except for amounts due for purchases subject to usual trade terms, for ordinary travel and expense advances and for other transactions in the ordinary course of business) is provided below:

     (a) The largest total of indebtedness at any time during such period:

     (b) The nature of the indebtedness and of the transaction in which it was incurred:

     (c) The amount thereof outstanding as of the end of the Company's last fiscal year:

15.     Transactions with the Company.

     Information regarding all material (see definition) interests of mine or my associates in any actual or proposed transaction during the last three fiscal years to which the Company was or is to be a party, is provided below. However, no such transaction need be described if:

     (a) the amount involved (including all periodic installments in the case of any lease or other agreement provided for periodic payments or installments and including the value of all transactions In a series of similar transactions) does not exceed $60,000;

     (b) the rates or charges involved in the transaction are fixed by law or governmental authority or determined by competitive bids;

    (c) the services involved are as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or other similar service;

     (d) my interest arises solely from my ownership of securities of the Company and I received no extra or special benefit not shared on a pro rata basis by all other holders of securities in the same class;

     (e) my interest in the corporation that is a party to the transaction is solely as a director; or

     (f) my interest arose solely as an officer and/or director of the Company (e.g., my compensation arrangement with the Company).

     Description:



16.     Indemnification.

     Information regarding all manners of insurance or indemnification of any director or officer of the Company against any liability which he may incur in his capacity as such, other than pursuant to a statutory provision or bylaw, is provided below:



17.     Identity of Associates.

	Information regarding my associates (see definition) is provided below:
Name           Form (Partnership,           Nature           Principal Place
of Associate    Corporation, etc)      Associate's Business     of Business



18.     Present and Prior Legal Proceedings and Investigations.

     (a) Respondent. Except as described below, the following statements are accurate with respect to me as to the past five years:

         (i) No petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of
(i) myself, (ii) any partnership in which I was a general partner at or within two years before the time of such filing, or (iii) any corporation or business association of which I was an executive officer at or within two years before the time of such filing;

     (ii) I have not been convicted in a criminal proceeding (excluding traffic violations and other minor offenses), nor am I the subject of any criminal proceeding which is presently pending;

     (iii) I have not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining me from or otherwise limiting me, in the following activities:

              (A) Acting as a futures commission merchant, introducing broker, commodities trading advisor, community pool operator, floor broker, leverage transaction merchant, any other person or activity regulated by the Commodity Futures Trading Commission, or an associated person (see definitions attached) of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                 (B)    Engaging in any type of business practice; or

                 (C) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

           (iv) I have not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days my right to engage in any activity described under subsection (3) above or to be associated with persons engaged in any such activity.

             (v) I have not been found by a court in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law except where the judgment in such civil action or the finding by the Commission has been subsequently reversed, suspended or vacated; nor am I subject to any current investigation by the Securities and Exchange Commission.

            (vi) I have not been found by a court in a civil action or by the Commodities Futures Trading Commission to have violated any federal commodities law, except in a judgment in such civil action or finding by the Commodities Futures Trading Commission which has been subsequently reversed, suspended or vacated; nor am I subject to any current investigation regarding any alleged violation of any federal commodities law.


                   The above statements are accurate.
                   The above statements are not accurate.
                   Description:





         (b) Promoters and Control Persons. If I am a promoter or control person (see definitions), to the best of my knowledge, the statements set forth in paragraphs (a)(i) through (a)(vi) of this question are also accurate with respect to any other promoters or control persons of the Company as to the past five years.


                 The above statements are accurate.
                 The above statements are not accurate.
                 Description:

19.     Board of Directors and Committees of Board of Directors.


      (a)    I am    /am not     a director.

      (b)    During the last fiscal year I attended    meetings of the Board
of Directors, of a total of  meetings held.

      (c) I am aware of the existence of the following Committees of the Board of Directors of the Company:




      (d) I am a member of the following committees of the Board of Directors of the Company:





20.    Foreign Corrupt Practices Act.

      Information regarding any of the following activities or types of conduct that I have knowledge of or reason to believe have been or may have been engaged in, either directly or indirectly6, at any time since January 1, 1995, is given below:

        (a) The payment of any money or gift of, or promise to give, anything of value to government officials or their relatives, or any other payments to such persons, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business.

       (b) The payment of any money or gift of, or promise to give, anything of value to government officials, or to relatives of such persons, or any other payments to such persons or their relatives, whether or not legal, to obtain or retain business or to receive favorable treatment with regard to business.

     (c) Any contributions in any form, whether or not legal, made to any political party, political candidate or holder of governmental office.

     (d) Any bank accounts, funds or pools of funds created or maintained without being reflected on the corporate books of account, or as to which the receipts and disbursements therefrom have not been reflected on such books.

     (e) Any receipts or disbursements of any form, the actual nature of which has been "disguised" or intentionally misrecorded on the corporate books of account.

     (f) Any fees paid in any form to consultants or commercial agents which exceeded the reasonable value of the services purported to have been rendered.

for the purposes of enabling them to expend time or to make contributions or payments of the kind or for the purpose referred to in subparts (a)-(f) above.

21.    Reports or Studies on Company.

      Any engineering, management or similar report or memorandum relating to broad aspects of the business, operations or products of the Company which has been prepared within the last twelve months for or by the Company, any holder of more than 5% of the Company's Common Stock, or any underwriter or any report or memorandum other than the Registration Statement which has been prepared for external use by the Company in connection with the proposed offering is described below:






22.     Certain Business Relationships.

     (a) Described below is any service by me as an executive officer for, or director of, or ownership by me in excess of a ten percent (10%) equity interest in, any business or professional entity:

        (1) that has made during any of the Company's last three fiscal years, or proposes to make during the Company's current fiscal year, payments to the Company for property or services in excess of five percent (5%) of (i) the Company's consolidated gross revenues for any of its last three fiscal years, or (ii) the other entity's consolidated gross revenues for any of its last three fiscal years;

         (2) to which the Company has made during any of the Company's last three fiscal years, or proposes to make during the Company's current fiscal year payments for property or services In-excess of five percent (5%) of (i) the Company's consolidated gross revenues for any of its last three fiscal years, or (ii) the other entity's consolidated gross revenues for any of its last three fiscal years;

            (3) to which the Company was indebted at the end of any of the Company's last three fiscal years in an aggregate amount in excess of five percent (5%) of the Company's total consolidated assets at the end of such fiscal year;

            (4) Any other relationships between myself and the Company that are substantially similar in nature and scope to those relationships listed in paragraphs (1 ) and (3).

Description:




          (b) If I am a director, I have described below any partner or executive officer positions I have held with any investment banking firm which has performed or may perform services for the Company.

23.     Affiliation with Accountants and Counsel.

	Described below is any interest, affiliation or Connection I have with the firm of Farris Warfield & Kanaday, PLC; Arthur Andersen, LLP; or the Underwriter's Legal Counsel; or any other law firm or accounting firm that has been retained by the Company during the last three fiscal years or is proposed to be retained by the Company:






24.     Transactions with Underwriter.

     Described below is any material relationship (see definition) I or my associates (see definition) have or have had with the Representative of the Underwriter or with any other investment firm.





25.     NASD Matters.

     (a) Described below is all information I know of pertaining to underwriting compensation and arrangements or any dealings between any underwriter or related person (see definition), member (see definition) of the National Association of Securities Dealers, Inc. ("NASD") or person associated with a member (see definition) and the Company or any controlling shareholder thereof since the beginning of the Company's last fiscal year, other than information relating to the proposed Underwriting Agreement.




     (b) I am a member (see definition) of the NASD, a controlling shareholder of a member, a person associated with a member (see definition) or an underwriter or related person (see definition) with respect to the proposed offering.

                   True.
                   Description:


                   False. If False is checked, skip to question (f).

      (c) Information as to all purchases and acquisitions (including contracts to purchase or to acquire) of securities of the Company or any subsidiary of the Company by me during the last eighteen months, as well as to all proposed purchases and acquisitions which are to be consummated in whole or in part within the next twelve months, is set forth below.


Seller or        Amount and          Price or Other          Date
Prospective       Nature of          Consideration
Seller            Securities






     (d) Information as to all sales and dispositions (including contracts to sell or to dispose) of securities of the Company or any subsidiary of the Company during the last eighteen months by me to any member (see definition) of the NASD or any person associated with a member (see definition) or any underwriter or related person (see definition) with respect to the proposed public offering, as well as to all proposed sales and dispositions by me which are to be consummated in whole or in part within forth below.

    Buyer         Amount and
Prospective       Nature of            Price and Other          Date
Buyer             Securities            Consideration




        (e) If I have had during the last eighteen months, or am to have within the next twelve months, any transaction of the character referred to in either Item 27(c) or 27(d) above, I have described briefly below the relationship, affiliation or association of both me and, if known, the other party or parties to any such transaction with an underwriter or others "in the stream of distribution" with respect to the proposed offering. In any case, where the purchaser (whether me or any such party) is known by me to be a member of a "private investment group," such as a hedge fund or other group of purchasers, I have furnished, if known, the names of all persons comprising the "group" and their "association with" or "relationship to" any broker-dealer:

     (f) To be answered only by 5% stockholders who are not individual investors. Except as described below, I do not know of any director, officer or holder of 5% of any class of securities of the entity on behalf of which I am completing this Questionnaire who is (i) a member of the NASD, (iii) a controlling shareholder of a member of the NASD, (iii) associated or affiliated with member of the NASD or (iv) associated or affiliated with any underwriter or financial or legal advisor involved in the Company's proposed offering.

                   True.
                   False.
Description:

26.     Arrangements Regarding Sale of Securities.
      (a) To the best of my knowledge, there is no arrangement made or to be made by any person, or any transaction already effected:

             (i) to limit or restrict the sale of the Common Stock during the period of the offering of the Common Stock registered on the Registration Statement;
            (ii)  to stabilize the market for the Common Stock;
           (iii) to withhold commissions or otherwise to hold each underwriter or dealer responsible for the distribution of his participation in the offering;
           (iv) to allocate the Common Stock of the Company to be registered to me or any of my associates or to any officer, director, principal stockholder, employee or customer of the Company; or
             v)   to pay any finder's fee or similar compensation.

                 True.
                 False.
                 Description:


     (b) To the best of my knowledge, I know of no plan of distribution of the Common Stock proposed to be registered otherwise than through an underwriter.

                  True.
                  False.
                  Description:



27.      Contracts with the Company.

         Described below are all contracts with the Company or in which the Company has a beneficial interest, or to which the Company has succeeded by assumption or assignment, to which I am or any of my associates is a party, which are to be performed in whole or in part at or after the date of the proposed filing of the Registration Statement, or which were made not more than two years prior thereto:

     I understand that material misstatements or the omission of material facts in the Registration Statement may give rise to civil and criminal liabilities to the Company, to each officer and director of the Company signing the Registration Statement and other persons signing the Registration Statement. I will notify you and the Company of any misstatement of a material fact in the Registration Statement or any amendment thereto, and of the omission of any material fact necessary to make the statements contained therein not misleading, as soon as practicable after a copy of the Registration Statement or any such amendment has been provided to me.
     I confirm that the foregoing statements are correct, to the best of my knowledge and belief.


       Dated.
                              Very truly yours,




                                 (Signature)


                                 (Typed or Printed Name)


     DEFINITIONS
     The term "arrangement" means any plan, contract, authorization or understanding whether or not set forth in a formal document.
     The term "associate," as used throughout this questionnaire, means (a) any corporation or organization (other than the Company) of which I am an officer, director or partner or of which I am, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities, (b) any trust or other estate in which I have a substantial beneficial interest or as to which I serve as trustee or in a similar capacity, (c) my spouse,
(d) any relative of my spouse or any relative of mine who has the same home as me or who is a director or officer or key executive of the Company,
(e) any partner, syndicate member or person with whom I have agreed to act in concert with respect to the acquisition, holding, voting or disposition of shares of the Company's securities.
     The term "beneficially," when used in connection with the ownership of securities, means (a) any interest in a security which entitles me to any of the rights or benefits of ownership even though I may not be the owner of record or (b) securities owned by me directly or indirectly, including those held by me for my own benefit (regardless of how registered) and securities held by others for my benefit (regardless of how registered), such as by custodians, brokers, nominees, pledgees, etc., and including securities held by an estate or trust in which I have an interest as legatee or beneficiary, securities owned by a partnership of which I am a partner, securities held by a personal holding company of which I am a stockholder, etc., and securities held in the name of my spouse, minor children and any relative (sharing the same home). A "beneficial owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:
        (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or
         (b) investment power which includes the power to dispose, or to direct the disposition, of such security.

          The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.
      A "control person" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls the person specified.
       The term "family relationship" means any relationship by blood, marriage or adoption, not more remote than first cousin.
       The term "material," when used in this questionnaire to qualify a requirement for the furnishing of information as to any subject, limits the information required to those matters as to which an average prudent investor ought reasonably to be informed before purchasing the Common Stock of the Company.
       The term "material relationship has not been defined by the Securities and Exchange Commission. However, the Commission has indicated that it will probably construe as a "material relationship" any relationship which tends to prevent arms-length bargaining in dealings with a company, whether arising from a close business connection or family relationship, a relationship of control or otherwise. It seems prudent, therefore, to consider that I would have such a relationship, for example, with any organization of which I am an officer, director, trustee or partner or in which I own, directly or indirectly, 10% or more of the outstanding voting stock, or in which I have some other substantial interest, and with any person or organization with whom I have, or with whom any relative or spouse (or any other person or organization as to which I have any of the foregoing other relationships) has, a contractual relationship.

     The NASD defines a "member" as being any individual, partnership, corporation or other legal entity that is a broker or dealer admitted to membership in the NASD.
     The NASD defines a "person associated with a member" as being every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.
     The term "plan" includes all plans, contracts, authorizations or arrangements, whether or not set forth in any formal document.
     The term "promoter" includes:
     (a) Any person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer; or
     (b) Any person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, or both services and property, 10 percent or more of any class of securities of the issuer or 1 0 percent or more of the proceeds from the sale of any class of such securities. However, a person who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph if such person does not otherwise take part in founding and organizing the enterprise.

     The term "Stock Options" includes all options, warrants, or rights to purchase securities of the Company, other than those issued to security holders as such on a pro rata basis.
     The NASD defines an "underwriter or a related person" with respect to a proposed offering as being underwriters, underwriter's counsel, financial consultants and advisors, finders, members of the selling or distribution group, any member participating in the public offering, and any and all other persons associated with or related to and members of the immediate family of the aforementioned persons.

     1"Public companies" are those which either: (i) have a class of securities registered pursuant to Section 12 of the Securities Exchange
Act of 1934 or subject to the requirements of Section 15(d) of that Act;
or (ii) are registered as investment companies under the Investment Company Act of 1940).

    2Includes amounts that were earned for services performed by me, or that were otherwise accrued, in the fiscal year prior to the lost fiscal year, but which were paid to me during the last fiscal year.
    3Includes additional amounts which are due to me, in the form of cash, which were earned for services performed during the Company's last fiscal year but with respect to which payment was deferred and not paid during the last fiscal year, either voluntarily by me or pursuant to the provisions of an agreement.
    4If securities, give number of shares and type of stock.
    5The extension of options is deemed to be a grant of now options. 6"Indirectly" means done through an intermediary. Payments to sales agents which are passed on in whole or in part to purchasers, or compensation to persons in consideration for their acts, are examples of acts done through intermediaries.